THE PROMISSORY NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. ACCORDINGLY, SUCH NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (II) UPON RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES OR 'BLUE SKY" LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY PROMISSORY NOTE ISSUED IN EXCHANGE FOR THIS CONVERTIBLE PROMISSORY NOTE.

                           UNCOMMON MEDIA GROUP, INC.

                                                             AS OF  MAY 10, 2001

                           CONVERTIBLE PROMISSORY NOTE

Uncommon Media Group, Inc., a Florida corporation having an office at 33 West 54th Street, New York, 10019 (the "Company"), for value received, hereby promises to pay to Blue Harbor International, Inc., a Bahamas corporation, having an address at Pilot House, East Bay Street (the "Holder"), on May 9, 2011 (the "Maturity Date"), the principal sum equal to the Guaranty and Pledge Amount (as defined below), together with all interest on the Guaranty and Pledge Amount accrued at the rate of eight percent (8%) per annum from the date of this Convertible Promissory Note (the "Note"). For purposes of this Note, the "Guaranty and Pledge Amount" shall be equal to the sum of (i) the aggregate dollar amount actually paid by the Holder in connection with any guaranty entered into by the Holder pursuant to that certain Guaranty and Pledge Agreement dated May 4, 2001 between the Holder and the Company (the "Guaranty Agreement") and (ii) an amount equal to one dollar ($1.00) for each share of common stock actually acquired by a pledgor in connection with any pledge agreement entered into pursuant to the Guaranty Agreement. Promptly after a change in the Guaranty and Pledge Amount, the Holder and the Company shall execute an annex to this Note setting forth the revised Guaranty and Pledge Amount and the date of the event giving rise to such revision.

         1. Voluntary Prepayment. The Company reserves the right, upon thirty
(30) days prior written notice to Holder, to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time. Any prepayments shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

         2. Lawful Intent. It is the intent of the Company that the rate of interest and other charges payable under this Note shall be lawful. If for any reason the interest or other charges payable under this Note are found by a court of competent jurisdiction, in a final determination, to exceed the limit which may be lawfully charged, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Company.

         3. Conversion Right. Subject to the terms hereof, the Company shall have the right (the "Conversion Right"), in its sole and exclusive discretion, and at any time during which any amounts remain outstanding under this Note, to convert all or a portion of the principal amount of this Note together with any accrued interest, into common stock of the Company (the "Conversion Shares") at a conversion price (the "Conversion Price") per share equal to the average of the five (5) consecutive closing sale prices of Company's common stock as reported by Bloomberg during the five trading days ending on the trading day immediately preceding the date on which the Company delivers a Notice of Exercise (as defined below). The Company covenants that all Conversion Shares which may be issued pursuant hereto shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance and delivery thereof.

                  3.1 Conversion Procedure. The Conversion Right may be exercised by the Company only by delivery of a notice of exercise duly executed by the Company ("Notice of Exercise"). Promptly, and in any event within three
(3) business days after its receipt of the Notice of Exercise, the Holder shall surrender this Note to the Company at its then principal office.

                  3.2 Partial Exercise of Conversion Right. If this Note shall at any time be converted in part only, the Company shall, upon surrender of this Note for cancellation, execute and deliver a new promissory note to Holder in form identical to this Note but in an amount equal to the then-unconverted principal balance. Subject to the terms hereof, upon Notice of Exercise, the Holder shall be deemed to be the holder of record of the shares issuable upon such conversion, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Conversion Shares shall not then be actually delivered to the Holder.

                  3.3 Fractional Shares. Upon exercise of any Conversion Right pursuant hereto, the Company shall not be required to issue certificates representing fractions of shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the Company and the Holder that all fractional interests shall be eliminated.

                  3.4 Adjustment of Conversion Price.
                      ------------------------------

                           3.4.1 If the Company shall (i) pay a dividend or
other distribution, in common stock, on any class of capital stock of the Company, (ii) subdivide the outstanding common stock into a greater number of shares by any means, or (iii) combine the outstanding common stock into a smaller number of shares by any means (including, without limitation, a reverse stock split) (any such event being an "Adjustment Event"), then in each such case the Conversion Price shall be decreased or increased as follows: the adjusted Conversion Price shall be equal to the Conversion Price in effect immediately prior to the effective date of the Adjustment Event, multiplied by a fraction the numerator of which is the number of shares of common stock issued and outstanding immediately prior to such effective date, and the denominator of which is the number of such shares outstanding immediately after such effective date. An adjustment made pursuant to this Section 3.5.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

                           3.4.2 Notwithstanding anything contained herein to
the contrary, no adjustment in the Conversion Price shall be required unless cumulative adjustments would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 3.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.4 shall be made by the Company and shall be made to the nearest cent and the Company shall be entitled to rely conclusively thereon. Except as provided in this Section 3.4, no adjustment in the Conversion Price will be made for the issuance of common stock or any securities convertible into or exchangeable for common stock or carrying the right to purchase common stock or any securities so convertible or exchangeable. In addition, no adjustment in the Conversion Price shall be made in the event of the issuance of common stock upon the conversion or exercise of options, preferred stock or warrants of the Company outstanding on the date hereof, unless the conversion or exercise price thereof is changed after the date hereof (other than solely by operation of the anti-dilution provisions hereof); or pursuant to employee stock option or stock ownership plans, duly adopted by the Company.

         4. Restrictions on Transfer. This Note and any Conversion Shares may not be sold or otherwise disposed of except as follows: (i) to a person who, in the opinion of counsel to the Company, is a person to whom this Note or the Conversion Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions hereof with respect to any resale or other disposition of such securities; or (ii) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.


         5. Limitation on Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Note and in the Agreement.

         6. Integration. This Note and the Agreement between the Holder and the Company of even date herewith constitutes the entire understanding between the Holder and the Company in connection with their rights and obligations relating to the subject matter hereof.

         7. Limitation on Recourse. No recourse shall be had for the payment of the principal of, or interest or other fees in connection with, this Note against any officer, director or agent of the Company, past, present or future, all such liability of the officers, directors and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf in its corporate name, by its duly authorized officer, all as of the date first above written


                                         UNCOMMON MEDIA GROUP, INC.



                                         By:____________________________
                                         Name:    Lawrence Gallo
                                         Title:   President and Chief Executive
                                                  Officer